EXHIBIT 99.7

BENEFICIAL OWNER ELECTION FORM

INSTRUCTIONS

      The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering (the “Rights Offering”) by Critical Path, Inc. (the “Company”) of subscription rights (“Rights”) distributed to the holders of record of common stock of the Company as of the close of business on April 30, 2004 (the “Record Date”) to subscribe for and purchase shares of its Series E Redeemable Convertible Preferred Stock, par value $0.001 per share (“Series E Preferred Stock”). The Rights are described in detail in the Company’s Prospectus dated                     , 2004, which supersedes and replaces in its entirety the Prospectus dated May 5, 2004 (the “Prospectus”) which is attached.

      This will instruct you whether to Exercise Rights to purchase shares of the Company’s Series E Preferred Stock with respect to the Company’s Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related “Instructions for Use of Critical Path Subscription Rights Certificates.”

Box 1.	☐	Please DO NOT EXERCISE RIGHTS for shares of Series E Redeemable Convertible Preferred Stock.
Box 2.	☐	Please EXERCISE RIGHTS for shares of Series E Redeemable Convertible Preferred Stock as set forth below.

	NUMBER		SUBSCRIPTION
	OF RIGHTS		PRICE

Basic Subscription Right:		X	$1.50
Over-Subscription Right:		X	$1.50
	Total Payment Required

[Additional columns below]

[Continued from above table, first column(s) repeated]

PAYMENT

Basic Subscription Right:	=	$ (Line 1)
Over-Subscription Right:	=	$ (Line 2)
	=	$ (Sums of Lines 1 and 2; must equal total of amounts in Boxes 3 and 4.)

Box 3.	☐	Payment in the following amount is enclosed $ ---------.
Box 4.	☐	Please deduct payment from the following account maintained by you as follows:

Type of Account	-------------------------------------------------------- Account No.
Amount to be deducted: $

SIGNATURE(S) Please type or print name(s) below:

Date: , 2004

PAYER’S NAME:

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service (IRS)	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT OR, IF YOU DO NOT HAVE A TIN, WRITE “APPLIED FOR” AND SIGN THE CERTIFICATION BELOW.	--------------------------------------- Social Security Number OR --------------------------------------- Taxpayer Identification Number ☐ Exempt
Payer’s Request for Taxpayer Identification Number (TIN) Please fill in your name and address below. Name Address (number and street)	Part 2 — Certification — Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me),

(2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3) I am a U.S. person (as defined for U.S. federal income tax purposes).
City, State and Zip Code	Certification Instructions — You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). If you are exempt from backup withholding. check the box in Part 1 and see the enclosed “Guidelines for Request for Taxpayer Identification Number on Substitute Form W-9”.

Signature:
Date:

YOU MUST COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE “APPLIED FOR” ON SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

      I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that until I provide a taxpayer identification number, all reportable payments made to me will be subject to backup withholding, but will be refunded if I provide a certified taxpayer identification number within 60 days.

Signature: ______________________________  Date:

THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.